EXHIBIT 11

EAGLE FINANCIIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)


                1999                  1998                  1997
                Shares                Shares                Shares
                Outstanding           Outstanding           Outstanding
                                                           (As Restated)
               -------------          -------------        -------------

January           1,418,341             1,408,485             1,399,885
February          1,420,287             1,410,433             1,402,153
March             1,420,287             1,410,433             1,402,153
April             1,420,287             1,410,433             1,402,153
May               1,422,201             1,412,320             1,404,356
June              1,422,201             1,412,320             1,404,356
July              1,422,201             1,412,320             1,404,356
August            1,424,326             1,414,165             1,406,454
September         1,424,326             1,414,165             1,406,454
October           1,425,191             1,416,310             1,406,454
November          1,427,297             1,418,341             1,408,485
December          1,432,797             1,418,341             1,408,485
               -------------         -------------         -------------
                 17,079,742            16,958,066            16,855,744
                         12                    12                    12
------------   -------------         -------------         -------------
Weighted
Average
Shares
Outstanding       1,423,312             1,413,172             1,404,645
------------   -------------         -------------         -------------
Net Income     $  1,685,130          $  1,308,805          $  1,112,012
------------   -------------         -------------         -------------
Earnings Per
Share, Basic
and Assuming
Dilution       $       1.18          $       .93           $       0.79
------------   -------------         -------------         -------------


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